Exhibit 10.6

RESTRICTED STOCK AWARD

RESTRICTED STOCK AWARD AGREEMENT dated as of                                       , between MedicalCV, Inc., a Minnesota corporation (the “Corporation”), and                           , an employee of the Corporation or one of its subsidiaries (the “Employee”).

WHEREAS, the Board of Directors of the Corporation has established and the shareholders have approved the Corporation’s Amended and Restated 2001 Equity Incentive Plan (the “Plan”);

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), in accordance with the provisions of the Plan, has determined that the Employee is entitled to a Restricted Stock Award under the Plan;

NOW, THEREFORE, in consideration of the foregoing and the Employee’s acceptance of the terms and conditions hereof, the parties hereto have agreed, and do hereby agree, as follows:

1.             The Corporation hereby grants to the Employee, as a matter of separate agreement and not in lieu of salary or any other compensation for services,                      shares of Common Stock of the Corporation on the terms and conditions herein set forth (the “Restricted Shares”).

2.             The certificates representing the Restricted Shares shall be registered in the name of the Employee and retained in the custody of the Corporation until such time as they are delivered to the Employee or forfeited to the Corporation in accordance with the terms hereof  (the “Restriction Period”).  During the Restriction Period, the Employee will be entitled to vote the Restricted Shares.  In addition, any dividends paid on the Restricted Shares shall, at the option of the Corporation, either be (a) paid to the Employee in cash as additional compensation, or (b) invested in additional shares of Common Stock held in custody for the Employee, subject to the same restrictions as the Restricted Shares, and to be delivered with the Restricted Shares.  Such additional shares of Common Stock shall be deemed to be included in the definition of “Restricted Shares”.

3.             If the Employee shall have been continuously in the employment of the Corporation for a period of four years from the date of grant of this Restricted Stock Award, the Corporation shall deliver to the Employee on or about the fourth anniversary hereof a certificate, registered in the name of the Employee and free of restrictions hereunder, representing the total number of Restricted Shares granted to the Employee pursuant to this Agreement.  No payment shall be required from the Employee in connection with any delivery to the Employee of shares hereunder.

4.             Except in the case of the Employee’s death, if the Employee ceases to be an employee of the Corporation during the Restriction Period, then the Restricted Shares to which the Employee has not theretofore become entitled pursuant to Section 3 shall be forfeited, and all rights of the Employee in and to such Restricted Shares shall lapse.  In addition, the Committee shall from time to time determine in its sole discretion whether any period of nonactive employment, including authorized leaves of absence, or absence by reason of military or governmental service, shall constitute termination of employment for the purposes of this Section.  Upon the death of the Employee during the Restriction Period, the Employee will be deemed to have been employed continuously during the entire Restriction Period and the Employee’s estate shall be entitled to all rights provided under the terms of this Restricted Stock Award that the Employee would have been entitled to upon the end of the Restriction Period.

5.             The granting of this Restricted Stock Award shall not in any way prohibit or restrict the right of the Corporation to terminate the Employee’s employment.  The Employee shall have no right to any prorated portion of the Restricted Shares otherwise deliverable to the Employee on the anniversary hereof next following a termination of employment (whether voluntary or involuntary) in respect of a partial year of employment.

6.             Shares of Common Stock held in custody for the Employee pursuant to this Agreement may not, before being vested, be sold, transferred, pledged, exchanged, hypothecated or disposed of by the Employee and shall not be subject to execution, attachment or similar process.

7.             This Agreement and each and every obligation of the Corporation relating to the Restricted Stock Award hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting hereof or the delivery of shares hereunder, then the delivery of shares hereunder to the Employee may be postponed until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.

8.             Any payment required under this Agreement shall be subject to all requirements of the law with regard to income and employment withholding taxes, filings, and making of reports, and the Corporation and the Employee shall use their best efforts to satisfy promptly all such requirements, as applicable.  In addition to amounts in respect of taxes which the Corporation shall be required by law to deduct or withhold from any dividend payments on the Restricted Shares covered hereby, the Corporation may defer making any delivery of Restricted Shares under this Agreement until completion of arrangements satisfactory to the Corporation for the payment of any applicable taxes, whether through share withholding provided for by the Plan or otherwise.

9.             In the event of a “Change in Control”, as that term is defined in the Plan, then the Employee shall have all the rights specified in Section 9 of the Plan, which, if the acquiring or surviving company in the Change in Control does not assume this Restricted Stock Award upon the Change in Control, shall include the immediate lapsing of all restrictions on the Restricted Shares.

10.           Each capitalized word used in this Agreement without definition shall have the same meaning set forth in the Plan, the terms and conditions of which shall constitute an integral part hereof.  For all purposes of this Agreement, references to employment with the Corporation shall include employment with any of the Corporation’s subsidiaries.

11.           Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Vice President, Finance and Chief Financial Officer of the Corporation at its principal office and to the Employee at his address as shown on the Corporation’s payroll records, or to such other address as the Employee by notice to the Corporation may designate in writing from time to time.

12.           Employee acknowledges and understands that the Restricted Shares awarded hereunder constitute restricted property pursuant to Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The value of the Restricted Shares shall be taxable to the Employee in the year the Employee completes the Restriction Period, unless the Employee timely and properly makes an election under Code Section 83(b) to accelerate the date on which the Restricted Shares become taxable to the Employee.  Employee acknowledges and understands that the decision on whether to accelerate the date on which the Restricted Shares become taxable, pursuant to an election under Code Section 83(b), is an individual decision.  The Employee shall seek timely advice from a competent tax advisor on whether such an election is advisable in the Employee’s situation.  If the Employee makes such an election, the Employee shall promptly advise the Corporation so that the Corporation may properly report such income and make the necessary income tax withholding from other compensation the Employee is entitled to receive from the Corporation in the taxable year, if any.  Employee acknowledges and understands that if the Employee makes an election under Code Section 83(b), and any of the Restricted Shares are forfeited pursuant to the terms of this Restricted Stock Award Agreement, Employee will not be entitled to a deduction for such forfeited Restricted Shares.

13.           Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or interfere in any way with the right of the Corporation to terminate the Holder’s employment; confer on the Holder any of the rights of a shareholder, other than as set forth herein, with respect to any of the shares subject to the Restricted Shares until such shares shall be issued once the restrictions lapse; affect the Holder’s right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder’s rights under the Restricted Stock Award.

MEDICALCV, INC.

By:
[name]
[title]

ACCEPTED:

Employee